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                                                                    EXHIBIT 16.1

January 9, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 9, 1998 of Coda Energy, Inc. and are in agreement with the statements contained in paragraph (a) on page 2 therein, in so far as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                       /s/ Ernst & Young LLP